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                                                                   EXHIBIT 10.22

                 SECOND AMENDED AND RESTATED CALL OPTION LETTER

June 29, 2004

Caribou Coffee Company, Inc.
615 North Third Street
Minneapolis, MN  55401

             Re: Second Amended and Restated Lease and License Financing and Purchase Option Agreement

Dear Sirs:

      We refer to the Second Amended and Restated Lease and License Financing and Purchase Option Agreement, dated as of the date hereof, between you and us (the "AGREEMENT"). Unless otherwise defined herein, terms defined in the Agreement shall have the same meanings when used in this letter. This Second Amended and Restated Call Option Letter amends and restates the Amended and Restated Call Option Letter, dated as of April 25, 2001, issued by us to you. In consideration of your entering into the Agreement and undertaking the transactions contemplated by the Agreement, we have agreed to grant to you the options described below. We therefore agree with you as follows:

      1. We hereby grant to you an option (the "CALL OPTION") to purchase all or a pro rata portion of all of the Assets, exercisable by notice in writing in the form set out in Schedule 1 hereto (a "CALL OPTION NOTICE") signed by or on behalf of yourself. Once given, a Call Option Notice may not be withdrawn except with our consent. The exercise of the Call Option is conditional upon your payment on the date upon which the purchase of all or a pro rata portion of the Assets pursuant to the Call Option is to be effected (the "EXERCISE DATE") of the purchase price for the Assets (the "OPTION PURCHASE PRICE"), as calculated in accordance with Section 2 hereof. If a pro rata portion of all of the Assets is to be purchased pursuant to an exercise of the Call Option, such pro rata portion shall be equal to the pro rata portion that the Specified Acquisition Cost (as defined below) represents of the aggregate unpaid Acquisition Cost.

      2. (a) If a pro rata portion of all of the Assets is to be purchased pursuant to an exercise of the Call Option, then the Option Purchase Price of the Assets to be purchased shall be an amount equal to the sum of (i) the portion of the unpaid Acquisition Cost (the "SPECIFIED ACQUISITION COST") specified by you in the relevant Call Option Notice, which amount shall at least be equal to $1,000,000 or a whole multiple thereof, plus (ii) any and all accrued and unpaid Rent in respect of the Specified Acquisition Cost to the Exercise Date, plus (iii) $10.

            (b) If all of the Assets then subject to the Agreement are to be purchased pursuant to an exercise of the Call Option, then the Option Purchase Price of the Assets shall be an amount equal to the sum of (i) the aggregate unpaid Acquisition Cost of the Assets then subject to the Agreement, plus (ii) any and all accrued and unpaid Rent to the Exercise Date, plus (iii) $10.

                     Second Amended and Restated Call Option

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      3. Upon each utilization of the Call Option, the amount paid shall be applied against the unpaid Acquisition Cost of the Assets. After giving effect to the Call Option, we will update our records to reflect each such reduction in the unpaid Acquisition Cost. Upon payment in full of the Option Purchase Price after the exercise of the Call Option, property and title to all or a pro rata portion of the Assets, as the case may be, shall vest in and be accepted by you and property therein and title thereto shall be deemed to have passed on such delivery free from all security interests, but without warranty by or recourse to us with regard to the condition or fitness of the Assets or otherwise in any respect. Any passing of title hereunder shall be without prejudice to the accrued rights of the parties under the Agreement or under this letter.

      4. This letter shall be binding upon, and inure to and for the benefit of, you and us and our respective successors and assigns. You and we agree that this letter may not be assigned in whole or in part without the prior written consent of the other party hereto. You and we agree that any assignment of the Agreement by any party thereto must include an assignment and assumption of this letter.

      5. Each communication to be made under this letter shall be made in writing in accordance with the notice provisions of the Agreement.

      6. We hereby covenant and agree to complete and convey an acknowledgment of receipt of a Call Option Notice in the form set out in Schedule 2 hereto to you on the Exercise Date.

      7. These options and your rights hereunder are personal to you and may not be assigned.

      8. This letter shall be governed by, and in construed in accordance with, the laws of the State of New York. The parties agree that the last sentence of
Section 32 of the Agreement (relating to submission to jurisdiction) and the provisions of Section 34 of the Agreement (relating to waiver of jury trial) are incorporated by reference into this letter with the same force and effect as if such provisions were set forth herein in full.

                             SIGNATURE PAGE FOLLOWS

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                                   ARABICA FUNDING, INC.

                                   By /s/ Bernard J. Angelo
                                      _______________________________________
                                      Name:  Bernard J. Angelo
                                      Title: Vice President